EXHIBIT 23(a)

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts and Financial Statements" and to the use of our reports dated February 6, 1998, with respect to the financial statements of John Hancock Variable Annuity Account JF, and February 18, 1998, with respect to the financial statements of John Hancock Variable Life Insurance Company, included in the Post-Effective Amendment No. 2 to the Form S-1 Registration Statement (File No. 33-64945) and the related Prospectus of John Hancock Variable Annuity Account JF.



                                                  ERNST & YOUNG LLP

Boston, Massachusetts
April 22, 1998